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                                                                       Exhibit 3

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT, made and entered into on this 12th day of February, 1982, by and between SECURITY FIRST LIFE INSURANCE COMPANY ("Security First Life"), a life insurance company organized under the laws of the State of Delaware, SECURITY FIRST LIFE SEPARATE ACCOUNT A ("Separate Account"), a separate account established by Security First Life pursuant to Section 2932 of the Delaware Insurance Code and SECURITY FIRST FINANCIAL, INC. ("First Financial"), a corporation organized under the laws of the State of Delaware.


                                  WITNESSETH:

     WHEREAS, Security First Life proposes to issue to the public certain variable annuity contracts ("Contracts") and has by resolution of its Board of Directors on May 29, 1980 authorized the creation of one or more separate investment accounts in connection therewith; and

     WHEREAS, Security First Life has established the Separate Account for the purpose of issuing the Contracts and is registering the Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, the Contracts to be issued by the Separate Account are presently being registered with the Commission under the Securities Act of 1933 for offer and sale to the public, and otherwise in compliance with all applicable laws; and


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     WHEREAS, First Financial, a broker-dealer registered under the Securities
Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., proposes to act as the Distributor on an agency basis in the offering and sale of said Contracts; and

     WHEREAS, Security First Life desires to obtain the services of First Financial as the Distributor of such Contracts issued through the Separate Account and registered with the Commission;

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Security First Life, the Separate Account and First Financial hereby agree as follows:

     1. First Financial will serve as Distributor on an agency basis for the Contracts which will be issued by Security First Life through the Separate Account and will be registered with the Commission for offer and sale to the public.

     2. First Financial, as Distributor for the Contracts, will use its best efforts to effect offers and sales of the Contracts to the public on a continuing basis. First Financial shall not contract with any other entity for the distribution of said Contracts unless specifically authorized in writing to do so by Security First Life. First Financial shall be responsible for compliance with the requirements of state broker-dealer regulations and the Securities Exchange Act of 1934 as each


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applies to First Financial in connection with its duties as Distributor of said
Contracts. Moreover, First Financial shall conduct its affairs in accordance with the rules of Pair Practice of the National Association of Securities Dealers, Inc.

3. Subject to the written approval of Security First Life, First Financial may contract with other broker-dealers registered under the Securities Exchange Act of 1934 and authorized by applicable law to sell variable annuity contracts issued by the Separate Account. Any such contractual arrangement is expressly made subject to this Agreement, and First Financial will at all times be responsible to Security First Life for the distribution of all Contracts issued by the Separate Account.

4.  Warranties

    (a)  Security First Life represents and warrants to First Financial that:

         (i) A Registration Statement on Form S-6 under the Securities Act of 1933 (File No. 2-75533), with respect to the Contracts, and a Registration Statement on Form N-8B-2 under the Investment Company Act of 1940 (File No. 811-___), with respect to the Separate Account, have been filed with the Commission in the form previously delivered to First Financial and that copies of any and all amendments thereto will be forwarded to First Financial at the time that they are filed with the Commission;


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          (ii) The Registration Statements and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933, the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Security First Life by First Financial expressly for use therein;

          (iii) Security First Life is validly existing as a stock life insurance company in good standing under the laws of the State of Delaware, with power (corporate or other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification;


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          (iv) The Contracts to be issued by the Separate Account through First
          Financial hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will conform to the description of such Contracts contained in the Prospectuses relating thereto;

          (v) Those persons who offer and sell the Contracts are appropriately licensed in a manner as to comply with the state insurance laws;

          (vi) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Security First Life is a party or by which Security First Life is bound, Security First Life's Charter as a stock life insurance company or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Security First Life or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Security First Life of the transactions contemplated by this Agreement, except


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     such as may be required under the Securities Exchange Act of 1934 or state insurance or securities laws in connection with the purchase and distribution of the Contracts by First Financial; and

     (vii) There are no material legal or governmental proceedings pending to which Security First Life or the Separate Account is a party or of which any property of Security First Life or the Separate Account is the subject, other than as set forth in the Prospectus relating to the Contracts, and other than litigation incident to the kind of business conducted by Security First Life which, if determined adversely to Security First Life, would individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Security First Life.

 (b) First Financial represents and warrants to Security First Life that:

     (i) It is a broker-dealer duly registered with the Commission pursuant to the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers and in compliance with the securities laws in those states in which it conducts business as a broker-dealer;

     (ii) It shall permit the offer and sale of Contracts only by and through persons who are appropriately licensed under both the securities laws and state insurance laws;



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     (iii) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which First Financial is a party or by which First Financial is bound, the Certificate of Incorporation or By-laws of First Financial, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over First Financial or its property;

     (iv) No offering, sale or other disposition of any Contracts will be made until First Financial is notified by Security First Life that the subject Registration Statement has been declared effective and that the Contracts have been released for sale by Security First Life; and such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Security First Life.

     (v) To the extent that any statements or omissions made in the Form S-6 Registration Statement with respect to the Contracts, or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to Security First Life by First Financial expressly for



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          use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5. First Financial shall keep, in a manner and form prescribed or approved by Security First Life and in accordance with Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 correct records and books of account as required to be maintained by a registered broker-dealer acting as Distributor of all transactions entered into on behalf of Security First Life and with respect to variable annuity business it conducts for Security First Life. First Financial shall make such records and books of account available for inspection by the Commission, and Security First Life shall have the right to inspect, make copies of or take possession of such records and books of accounts at any time on demand.

6. Subsequent to having been authorized to commence with the offering contemplated herein, First Financial will utilize the currently effective Prospectus relating to the subject Contracts in connection with its selling efforts. As to the other types of sales material, First Financial agrees that it will use only


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sales materials as have been authorized for use by Security First Life and which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities, including the National Association of Securities Dealers.

7. First Financial will not use any Prospectus, sales literature, or any other printed matter or material in the offer or sale of any Contract if, to the knowledge of First Financial, any of the foregoing misstates the duties, obligation or liabilities of Security First Life, the Separate Account or First Financial.

8. First Financial, as Distributor, shall be entitled to such remuneration for its services and for the services of its salaried employees and such reimbursement for its charges and expenses as will be contained in such Schedules of Remuneration as may be adopted from time to time. Said Schedules of Remuneration may be amended from time to time at the mutual consent of the undersigned parties.

9. If any purchase payment premiums shall be returned by Security First Life or should Security First Life become liable for the return thereof for any cause other than surrenders or withdrawals by Contract Owners pursuant to the terms of the Contracts either before or after termination of this agreement, First Financial agrees to pay Security First Life the amount of remuneration previously paid over to it by Security First Life with respect to such premiums.


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10.  First Financial makes no representation or warranties regarding the number of Contracts to be sold or the amount to be paid thereunder. First Financial does, however, represent that it will actively market such Contracts on a continuous basis while there is an effective registration thereof with the Commission.

11. First Financial may render similar services or act as a Distributor or Dealer for issuers other than the Separate Account or sponsors other than Security First Life in the offering of their Contracts.

12. The Contracts shall be offered for sale on the terms described in the currently effective Prospectus describing such Contracts.

13. Security First Life will use its best efforts to register for sale, from time to time as necessary, additional dollar amounts of the Contracts under the Securities Act of 1933 and, should it ever be required, under state Blue Sky Laws and to file for approval under state insurance laws when necessary.

14. Security First Life reserves the right at any time to suspend or limit the public offering of the subject Contracts upon one day's written notice to First Financial.

15.  Security First Life agrees to advise First Financial immediately:

     (a) of any request by the Commission (i) for amendment of the Securities Act Registration Statement relating to the Contracts or (ii) for additional information;


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     (b) of the issuance by the Commission of any stop order suspending the effectiveness of its Registration Statement or the initiation of any proceedings for that purpose; and

     (c) of the happening of any material event, if known, which makes untrue any statement made in its Registration Statement or which requires the making of a change therein in order to make any statement made therein not misleading.

16. Security First Life will furnish to First Financial such information with respect to the Separate Account and the Contracts in such form and signed by such of its officers as First Financial may reasonably request; and will warrant that the statements therein contained when so signed will be true and correct.

17. Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

18. Absent the prior written consent of Security First Life, this Agreement will terminate automatically upon its assignment.

19. This Agreement shall terminate, without the payment of any penalty by either party:

     (a) at the option of Security First Life or of First Financial upon sixty days' advance written notice to the other; or

     (b) at the option of Security First Life upon institution of formal proceedings against First Financial by the National Association of Securities Dealers or by the Commission; or


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     (c)  at the option of Security First Life, if First Financial or any representative thereof at any time (i) employs any device, scheme, or artifice to defraud; makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or engages in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person; (ii) fails to promptly account and pay over to Security First Life money due it according to its records; or (iii) violates the conditions of this Agreement.

20. Each notice required by this Agreement may be given by wire and confirmed in writing.

21. Security First Life agrees to indemnify First Financial for any liability that First Financial may incur to a Contract Owner or party-in-interest under a Contract (i) arising out of any act omission in the course of, or in connection with, rendering services under this Agreement, or (ii) arising out of the purchase, retention or surrender of a Contract; provided however that Security First Life will not indemnify First Financial for any such liability that results from the willful misfeasance, bad faith or gross negligence of First Financial, or from the reckless disregard, by First Financial, of its duties and obligations arising under this Agreement.


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     22.  This Agreement shall be subject to the laws of the State of
     California and construed so as to interpret the Contracts as insurance products written within the business operation of Security First Life.

     23. This Agreement covers and includes all agreements, verbal and written, between First Financial and Security First Life with regard to the offer and sale of the Contracts, and supersedes and annuls any and all agreements between the parties with regards to the distribution of the Contracts; except that this Agreement shall not affect the operation of previous agreements entered into between First Financial and Security First Life unrelated to the sale of the Contracts.

     This Agreement, along with any Schedules of Remuneration attached hereto and incorporated herein by reference, may be amended from time to time by the mutual agreement and consent of the undersigned parties; provided that such amendment shall not affect the rights of existing Contract Owners, and that such amendment be in writing and duly executed.

     This Agreement shall become effective upon the effective date of the Form S-6 Registration Statement filed under the Securities Act of 1933 with respect to the Contracts.



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     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested on the date first stated above.


                                        Security First Life Insurance Company

Attest:

/s/ DARLINE ARYAI                       By:  /s/ DAVID M. SANDERFORD
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                                        Security First Life Separate Account A
                                        By Security First Life Insurance Company

Attest:

/s/ DARLINE ARYAI                       By:  /s/ DAVID M. SANDERFORD
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                                        Security First Financial, Inc.

Attest:

/s/ DAVID M. SANDERFORD                 By: /s/ ARTHUR B. HORTON
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